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Exhibit 21

                            Kendle International Inc.
                                 Subsidiary List

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
Subsidiary                                        Jurisdiction of Organization
----------                                        ----------------------------
Kendle U.K. Inc.                                  Ohio

Kendle GmbH                                       Germany

Kendle Vermogensverwaltungs GmbH                  Germany

Kendle International B.V.                         The Netherlands

U-Gene Clinical Research B.V.                     The Netherlands

U-Gene Research Biotechnology B.V.                The Netherlands

Kendle International Holdings Limited             United Kingdom

Kendle Branches Limited                           United Kingdom

Kendle International Limited                      United Kingdom

Kendle U.K. Limited                               United Kingdom

Kendle CTA Limited                                United Kingdom

Kendle International SARL                         France

Kendle R&D Pty Limited                            Australia

Kendle R&D Unit Trust                             Australia

ACER/EXCEL INC.                                   New Jersey

AAC Consulting Group, Inc.                        Maryland

Kendle Canada Inc.                                Canada

Kendle International CPU LLC                      Ohio

Kendle International Holdings Pty Limited         Australia

Kendle Pty Limited                                Australia

Kendle Unit Trust                                 Australia

Kendle International, S.A. de C.V.                Mexico

Kendle Servicios, S.A. de C.V.                    Mexico

Kendle India Private Limited                      India

Kendle South Africa (Proprietary) Limted          South Africa
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